CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the incorporation of our report dated February   , 2010 on
the financial statements of Oregon Minerals Technologies, Inc. as of December 31, 2008 and 2007 and for the two years then ended and the period from inception (November 9, 1999) to December 31, 2008, which is included in this Form S-1 of Oregon Minerals Technologies, Inc. and to the reference to our Firm under the caption "Financial Statements" in the Form S-1.



/s/Chisholm, Bierwolf, Nilson & Morrill, LLC
--------------------------------
Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah



February 15, 2010
Aurora, Colorado